                                                                   EXHIBIT 5.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Registration Statement on Form F-10 of our report dated February 6, 2002, relating to the financial statements of DRAXIS Health Inc. that appear in such Registration Statement. We also consent to the reference to us under the heading "Auditors, Transfer Agent and Registrar" in such Registration Statement.



/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Chartered Accountants

Montreal, Quebec
May 30, 2002